                                        AMERICA WEST AIRLINES, INC.
                            COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
                            (in thousands of dollars except per share amount)

                                                             Years ended December 31,
                                         ------------------------------------------------------------------
                                              1993        1992          1991          1990          1989
                                         -----------  -----------   -----------   -----------   -----------
PRIMARY EARNINGS PER SHARE
  Computation for Statements
  of Operation:
    Income (loss) before
      extraordinary item. . . . . . . .  $    37,165  $  (131,761)  $  (222,016)  $   (76,695)  $    12,803
    Adjustment for interest
      on debt reduction . . . . . . . .        4,210          -             -              -          1,414
    Preferred stock dividend
      requirement . . . . . . . . . . .          -         (1,672)       (1,673)       (1,673)       (1,673)
                                         -----------  -----------   -----------   -----------   -----------

    Income (loss) applicable
      to common stock before
      extraordinary item. . . . . . . .       41,375     (133,433)     (223,689)      (78,368)       12,544
    Extraordinary item, tax
      benefit . . . . . . . . . . . . .          -            -            -              -             795
    Extraordinary item, net . . . . . .          -            -            -            2,024         7,215
                                         -----------  -----------   -----------   -----------   -----------
    Income (loss) applicable
      to common stock . . . . . . . . .  $    41,375  $  (133,433)  $  (223,689)  $   (76,344)  $    20,554
                                         ===========  ===========   ===========   ===========   ===========

    Weighted average number
      of common shares
      outstanding . . . . . . . . . . .   24,480,487   23,914,298    21,533,992    18,395,970    16,761,622
    Assumed exercise of
      stock options and
      warrants (a). . . . . . . . . . .    3,044,504          -            -             -        3,864,273
                                         -----------  -----------   -----------   -----------   -----------

    Weighted average number
      of common shares
      outstanding as adjusted . . . . .   27,524,991   23,914,298    21,533,992    18,395,970    20,625,895
                                         ===========  ===========   ===========   ===========   ===========

  Primary earnings per common share:
    Income (loss) before
      extraordinary item. . . . . . . .  $      1.50  $     (5.58)  $    (10.39)  $     (4.26)  $      0.61
    Extraordinary item. . . . . . . . .          -            -             -            0.11          0.39
                                         -----------  -----------   -----------   -----------   -----------
    Net income (loss) . . . . . . . . .  $      1.50  $     (5.58)  $    (10.39)  $     (4.15)  $      1.00
                                         ===========  ===========   ===========   ===========   ===========

    Loss before extraordinary item. . .               $  (131,761)  $  (222,016)  $   (76,695)
    Preferred stock dividend
      requirement . . . . . . . . . . .                    (1,672)       (1,673)       (1,673)
    Interest adj net of taxes . . . . .                     4,964         4,408         2,818
                                                      -----------   -----------   -----------

    Loss applicable to common stock
      before extraordinary item . . . .                  (128,469)     (219,281)      (75,550)

    Extraordinary item, tax benefit . .                     2,756         2,448         1,490
    Extraordinary item, net . . . . . .                      -             -            2,024
                                                      -----------   -----------   -----------
    Loss applicable to common stock . .               $  (125,713)  $  (216,833)  $   (72,036)
                                                      ===========   ===========   ===========

  Weighted average number
    of common shares outstanding. . . .                23,914,298    21,533,992    18,395,970
  Assumes exercise of stock options
    and warrants. . . . . . . . . . . .                 7,383,922     6,704,746     4,922,120
                                                      -----------   -----------   -----------

  Weighted average number of common
    shares as adjusted. . . . . . . . .                31,298,220    28,238,738    23,318,090
                                                      ===========   ===========   ===========

  Primary earnings per common share:
    Loss before extraordinary item. . .               $     (4.10)  $     (7.77)  $     (3.24)
    Extraordinary item. . . . . . . . .                      0.09          0.09          0.15
                                                      -----------   -----------   -----------
    Net loss (c). . . . . . . . . . . .               $     (4.01)  $     (7.68)  $     (3.09)
                                                      ===========   ===========   ===========

                                      AMERICA WEST AIRLINES, INC.
                              COMPUTATION OF NET INCOME (LOSS) PER SHARE
                          (in thousands of dollars except per share amount)

                                                                 Years ended December 31,
                                          -------------------------------------------------------------------
FULLY DILUTED EARNINGS PER SHARE              1993         1992          1991          1990          1989
                                          -----------  ------------  ------------  ------------  ------------


Computation for Statements of Operations:
  Income (loss) before
    extraordinary items. . . . . . . . .  $    37,165  $  (131,761)  $  (222,016)  $   (76,695)  $    12,803
  Adjustment for interest
    on debt reduction. . . . . . . . . .        5,812          -             -             -           1,219
  Preferred stock dividend
    requirement. . . . . . . . . . . . .          -         (1,672)       (1,673)       (1,673)       (1,673)


                                          -----------  -----------   -----------   -----------   -----------
  Income (loss) applicable
    to common stock before
    extraordinary items. . . . . . . . .       42,977     (133,433)     (223,689)      (78,368)       12,349
  Extraordinary items,
    tax benefit. . . . . . . . . . . . .          -            -             -           2,024         7,902
                                          -----------  -----------   -----------   -----------   -----------

  Net income (loss). . . . . . . . . . .  $    42,977  $  (133,433)  $  (223,689)  $   (76,344)  $    20,251
                                          ===========  ===========   ===========   ===========   ===========

  Weighted average number of
    common shares outstanding. . . . . .   24,480,487   23,914,298    21,533,992    18,395,970    16,761,622
  Assumed exercise of stock
    options and warrants (a) . . . . . .    4,240,761          -             -             -       3,864,273
                                          -----------  -----------   -----------   -----------   -----------

  Weighted average number of common
    shares outstanding as adjusted . . .   28,721,248   23,914,298    21,533,992    18,395,970    20,625,895
                                          ===========  ===========   ===========   ===========   ===========

Fully diluted income (loss)
  per common share:
  Income (loss) before
    extraordinary items. . . . . . . . .  $      1.50  $     (5.58)  $    (10.39)  $     (4.26)  $      0.60
  Extraordinary items. . . . . . . . . .          -            -             -            0.11          0.38
                                          -----------  -----------   -----------   -----------   -----------
  Net income (loss) (b). . . . . . . . .  $      1.50  $     (5.58)  $    (10.39)  $     (4.15)  $      0.98
                                          ===========  ===========   ===========   ===========   ===========

Additional Fully Diluted Computation:

Additional adjustment to net
  income (loss) as adjusted per
  fully diluted computation above
    Income (loss) before
      extraordinary items as
      adjusted per fully diluted
      computation above. . . . . . . . .  $    37,165  $  (131,761)  $  (222,016)  $ (76,695)    $    12,803
    Add - Interest on 7.75%
      subordinated debenture,
      net of taxes . . . . . . . . . . .          -            -             869       1,829           1,853

    Add - Interest on 7.5%
      subordinated debenture,
      net of taxes . . . . . . . . . . .          -            -             806       1,712           1,735
    Add - Interest on 11.5%
      subordinated debenture,
      net of taxes . . . . . . . . . . .          -            -           3,506       7,629           6,948
    Add interest on debt
      reduction, net of taxes. . . . . .        5,812        4,964         4,352       2,777           1,219
                                          -----------  -----------   -----------   ---------     -----------
    Income (loss) before
      extraordinary items
      as adjusted. . . . . . . . . . . .       42,977     (126,797)     (212,483)    (62,748)         24,558
    Extraordinary items. . . . . . . . .          -          2,756         5,293       9,399          13,828
                                          -----------  -----------   -----------   ---------     -----------
    Net income (loss). . . . . . . . . .  $    42,977  $  (124,041)  $  (207,190)  $ (53,349)    $    38,386
                                          ===========  ===========   ===========   =========     ===========

Additional adjustment to
  weighted average number of
  shares outstanding
  Weighted average number of
    shares outstanding as
    adjusted per fully diluted
    computation above . . . . . . . . .   28,721,248   23,914,298    21,533,992    18,395,970    20,625,895
  Additional dilutive effect of
    outstanding options and warrants. .          -      7,383,922     6,704,746     5,266,266           -
  Additional dilutive effect
    of assumed conversion
    of preferred stock:
      Series B 10.5%. . . . . . . . . .      851,294    1,164,596     1,164,596     1,164,596     1,164,596
      Series C 9.75%. . . . . . . . . .       73,099       73,099        73,099        73,099        73,099
  Additional dilutive effect of
      assumed conversion of 7.75%
      subordinated debenture. . . . . .    2,263,007    2,278,151     2,483,528     2,735,200     2,767,111
  Additional dilutive effect
      of assumed conversion of 7.5%
      subordinated debenture. . . . . .    2,272,548    2,291,607     2,347,604     2,551,060     2,582,357
  Additional dilutive effect of
      assumed conversion of 11.5%
      subordinated debenture. . . . . .    7,328,201    7,486,391     9,081,162     9,866,509     8,995,021
                                         -----------  -----------   -----------   -----------   -----------
  Weighted average number of
      common shares outstanding
      as adjusted . . . . . . . . . . .   41,509,397   44,592,064    43,388,727    40,052,700    36,208,079
                                         ===========  ===========   ===========   ===========   ===========

Fully diluted income (loss)
  per common share:
  Income (loss) before
    extraordinary items . . . . . . . .  $      1.04  $     (2.84)  $     (4.90)  $     (1.57)  $      0.68
  Extraordinary items . . . . . . . . .          -           0.06          0.12          0.23          0.39
                                         -----------  -----------   -----------   -----------   -----------
  Net income (loss) (c) . . . . . . . .  $      1.04  $     (2.78)  $     (4.78)  $     (1.34)  $      1.07
                                         ===========  ===========   ===========   ===========   ===========
- ----------------------

  (a) The stock options and warrants are included only in the periods in which they are dilutive.

  (b)  The calculation is submitted in accordance with Regulation S-K
       Item 601 (b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

  (c)  The calculation is submitted in accordance with Regulation S-K
       Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result.